UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

MOBILE MINI, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 17, 2011, Mobile Mini, Inc.’s (the “Company”) offer to exchange (the “Exchange Offer”) its new 7 7/8% Senior Notes due 2020 (CUSIP No. 60740FAK1) (the “New Notes”) for its outstanding 7 7/8% Senior Notes due 2020 (the “Old Notes”) expired at 5:00 p.m., New York City time. The New Notes have been registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission.

Deutsche Bank Trust Company Americas, the exchange agent for the Exchange Offer, has advised that $200 million aggregate principal amount of the Old Notes were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer, representing 100% of the aggregate principal amount of Old Notes outstanding upon commencement of the Exchange Offer. All of the Old Notes validly tendered and not validly withdrawn have been accepted for exchange pursuant to the terms of the Exchange Offer.

Pursuant to the Exchange Offer, the Company offered to exchange minimum denominations of $2,000 and integral multiples of $1,000 principal amount of the New Notes for minimum denominations of $2,000 and integral multiples of $1,000 principal amount of its outstanding Old Notes, upon the terms and subject to the conditions set forth in the Company’s prospectus dated May 19, 2011 and the related letter of transmittal. The New Notes are substantially identical to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes. The New Notes will evidence the same debt as the Old Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2011

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner

	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel